Exhibit (23)(p)(1)(b)

                 FIRST PACIFIC MUTUAL FUND, INC.
                       CODE OF ETHICS
                         ATTACHMENT A
                  Effective:  July 27, 2000
                   Amended:  May 28, 2004



List of Access Persons
Clayton Chow - Director
Jean Chun - Secretary
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Lynden Keala - Director
Terrence Lee - President and CEO, Interested Director
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Treasurer
Ken Montpas - Senior Wealth Manager
Karen Nakamura - Director
Kim Scoggins - Director
Nora Simpson - Compliance Officer
Costas Theocharidis - Senior Wealth Manager


List of Investment Personnel
Jean Chun - Secretary
Louis D'Avanzo - Portfolio Manager
Terrence Lee - President and CEO, Director
Charlotte Meyer - Treasurer
Nora Simpson - Compliance Officer


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director